Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-57810, Form S-3 No. 333-79407, Form S-8 No. 33-99914, and Form S-8
No. 333-32646) of Westell Technologies, Inc. of our report dated May 21, 2002, except for Notes 2 and 3, as to which the date is June 28, 2002, with respect to the consolidated financial statements and schedules of Westell Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2002.





Chicago, Illinois
July 15, 2002